UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2013 (November 25, 2013)

Stanley Black & Decker, Inc.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	1-5224	06-0548860
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive New Britain, Connecticut	06053
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (860) 225-5111

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 25, 2013, Stanley Black & Decker, Inc. (the “Company”) entered into an Underwriting Agreement (the “Debentures Underwriting Agreement”) with Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (collectively, the “Debentures Underwriters”), related to the offering, issuance and sale of $400,000,000 aggregate principal amount of its 5.75% Fixed-to-Floating Rate Junior Subordinated Debentures due 2053 (the “Debentures”). Pursuant to the terms of the Debentures Underwriting Agreement, the Company sold the Debentures to the Debentures Underwriters at a price of 98% of the initial public offering price. The Debentures Underwriting Agreement contains usual and customary terms, conditions, representations and warranties and indemnification provisions.

On November 25, 2013, the Company also entered into an Underwriting Agreement (the “Equity Units Underwriting Agreement,” and together with the Debentures Underwriting Agreement, the “Underwriting Agreements”) with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (collectively, the “Equity Units Underwriters” and, together with the Debentures Underwriters, the “Underwriters”), related to the offering, issuance and sale of 3,450,000 of its Equity Units (the “Equity Units”), including 450,000 Equity Units pursuant to the Equity Units Underwriters’ exercise of their over-allotment option in full. Pursuant to the terms of the Equity Units Underwriting Agreement, the Company sold the Equity Units to the Equity Units Underwriters at a price of 97% of the initial public offering price. The Equity Units Underwriting Agreement contains usual and customary terms, conditions, representations and warranties and indemnification provisions.

The offerings are being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-178017) originally filed with the Securities and Exchange Commission on November 16, 2011.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. In addition, certain of the Underwriters and their respective affiliates are lenders, and in some cases agents for the lenders, under the Company’s credit facilities.

The Underwriting Agreements are filed as Exhibits 1.1 and 1.2 to this Form 8-K, respectively, and are incorporated herein by reference. The description of the material terms of each of the Underwriting Agreements is qualified in its entirety by reference to such exhibits.

Item 9.01. Financial Statements and Exhibits.

The following materials are filed as an exhibit to this Current Report on Form 8-K:

(d) Exhibits

1.1	Underwriting Agreement, dated November 25, 2013, among Stanley Black & Decker, Inc. and Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein relating to the offering of the Debentures.

1.2	Underwriting Agreement, dated November 25, 2013, among Stanley Black & Decker, Inc. and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein relating to the offering of the Equity Units.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY BLACK & DECKER, INC.

By:	/s/ Bruce H. Beatt
Name:	Bruce H. Beatt
Title:	Senior Vice President, General Counsel and Secretary

Dated: December 2, 2013

Exhibit Index

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated November 25, 2013, among Stanley Black & Decker, Inc. and Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein relating to the offering of the Debentures.

1.2	Underwriting Agreement, dated November 25, 2013, among Stanley Black & Decker, Inc. and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein relating to the offering of the Equity Units.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

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